                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
  (2)  Aggregate number of securities to which transactions applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
  (4)  Proposed maximum aggregate value of transaction:
  (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing party:

  (4)  Date filed:  May 25, 2001

                       ADVANCED REFRIGERATION TECHNOLOGIES

Principal Executive Offices: 44-903 Golf Center Parkway, Suite 9
Indio, CA 92201-3397 Phone 760-863-5621,  Fax 760-863-5631
Accounting and Production Offices: P.O. Box 1447
Shingle Springs, CA 95682-1447
Phone 530-677-3233,  Fax 530-677-3293

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                              FRIDAY, JUNE 22, 2001
                                   10:00 A.M.

                         ------------------------------

NOTICE IS HEREBY GIVEN, that the 2001 Annual Meeting of Shareholders of Advanced Refrigeration Technologies, Inc., a California corporation (the "Company"), will be held at 10:00 a.m. Pacific Standard Time on Friday, June 22, 2001 at the Company's principal executive offices, 44-903 Golf Center Parkway, Suite 9, Indio, California 92201, telephone (760)863-5621, for the following purposes:

(1) To elect three Directors of the Company: Charles E. McEwan, Allan E. Schrum, and David J. Kimber;
(2)      To ratify the appointment of the auditor for the Company;
(3)      To adopt a 2000 Incentive Stock Option Plan.
(4) To transact such other business as may properly come before the 2001 Annual Meeting and any adjournment thereof.

The Company has fixed the close of business on April 30, 2001 as the Record Date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ Charles E. McEwan
Indio, California                           Charles E. McEwan
June 5, 2001                                President

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON HAVE THE RIGHT TO REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON, IF THEY SO DESIRE.

                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.
                                 PROXY STATEMENT
                   FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 22, 2001

                                 I. INTRODUCTION

         The Board of Directors of Advanced Refrigeration Technologies, Inc., a California corporation (the "Company"), is soliciting the accompanying Proxy in connection with its 2001 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. Pacific Standard Time on Friday, June 22, 2001 at the Company's principal executive offices, 44-903 Golf Center Parkway, Suite 9, Indio, California 92201, and any adjournments thereof. This Proxy Statement, the Notice of Annual Meeting and Proxy Card, are being mailed to shareholders on or about June 5, 2001.

                    II. OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed the close of business on April 30, 2001, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on the record date, there were 2,408,200 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights. A majority of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting, is required for approval of each of the Company's proposals.

         Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the THREE proposals and in the discretion of the proxy holders for any other matter that may properly come before the Annual Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by filing with the Chief Executive Officer of the Company, Mr. Charles E. McEwan, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Annual Meeting.

         In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, e-mail, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Annual Meeting.

              III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHAREHOLDINGS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 30, 2001, by: (i) each current director, each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

 NAMES OF DIRECTORS,
 NOMINEES FOR DIRECTOR,                     SHARES             PERCENTAGE
 EXECUTIVE OFFICERS,                     BENEFICIALLY         BENEFICIALLY
 AND 5% HOLDERS                             OWNED(3)              OWNED
--------------------------------------------------------------------------------
 Charles E. McEwan                         576,000               23.9%
 34 Kavenish Drive
 Rancho Mirage, CA 92270

 Allan E. Schrum (2)                       400,000               16.6%
 3197 Boeing Road
 Cameron Park, CA 95682

 David J. Kimber                           146,200                6.2%
 40925 Sandy Gale Lane
 Palm Desert, CA 92211

 Robert L. Schlick                         133,000                5.5%
 78-670 Hiway 111, Suite 216
 La Quinta, CA 92253

 Clare C. Schrum (2)                        60,000                2.5%
 3197 Boeing Road
 Cameron Park, CA 95682

 Mervin Wade Howenstine (1)                160,000                6.6%
 7817 Smoley Way
 Citrus Heights, CA 95610

 Officers and Directors Total            1,315,200               54.7%

----------
 (1) Mr. Howenstine is a former officer of NECSI (the original developer of the Company's first product) and a co-inventor of that product.
 (2) Mr. and Mrs. Schrum are husband and wife. Mr. Schrum has 400,000 shares in his name and Mrs. Schrum has 60,000 shares in her name. Each disclaims beneficial ownership in the shares of the other.

 (3) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

                           IV. EXECUTIVE COMPENSATION

         The following table sets forth both the compensation paid or accrued by the Company for services rendered by executive officers of the Company for the fiscal year ended December 31, 2000. No executive officer's total compensation exceeded $100,000 based on salary and bonus during any of the three years.

SUMMARY COMPENSATION TABLE

                                                               Awards
                                                              ------
                                                Annual                Other
 Name and Position                   Year       Salary    Bonus    Compensation
-------------------------------------------------------------------------------
 Charles E. McEwan                   1999          -0-      -0-          -0-
 President                           2000          -0-      -0-          -0-

 Robert L. Schlick                   1999          -0-      -0-          -0-
 Executive Vice President            2000       $17,000     -0-          -0-

 David J. Kimber                     1999       $31,200     -0-          -0-
 Vice President/Marketing            2000        38,100     -0-          -0-

 Allan E. Schrum                     1999          -0-      -0-          -0-
 Vice President/Engineering          2000          -0-      -0-          -0-

 Clare C. Schrum                     1999          -0-      -0-          -0-
 Secretary, Chief Financial Officer  2000       $17,000     -0-          -0-

OPTION GRANTS IN LAST FISCAL YEAR

                      Number        Percentage of
                       of           Total Options        Exercise
                     Options        Granted to             Price     Expiration
 Name                Granted   Executive Officers in 2000 ($/Share)    Date
-------------------------------------------------------------------------------
                          0             0

THERE WERE NO OPTION GRANTS IN THE LAST FISCAL YEAR.

EMPLOYMENT AGREEMENTS

     THE COMPANY HAS NOT ENTERED INTO ANY EMPLOYMENT AGREEMENTS WITH ANY OF ITS EXECUTIVE OFFICERS.

                                  V. PROPOSALS

A.       PROPOSAL NUMBER ONE - ELECTION OF THREE DIRECTORS

         At the Annual Meeting, shareholders will be asked to consider and vote on the election of Charles E. McEwan, Allan E. Schrum, and David J. Kimber to the Board of Directors. At the Annual Meeting of Shareholders, directors will be elected to serve for a one-year term terminating at the 2002 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified.

         Unless authority is withheld, the proxy solicited hereby will be voted for the election of Messrs. McEwan, Schrum and Kimber as directors for a term of one year. Messrs. McEwan, Schrum and Kimber are members of the Company's current Board of Directors. If, prior to the meeting, it should become known that Messrs. McEwan, Schrum and Kimber will be unwilling or unable to serve as directors after the meeting by reason of death, incapacity, or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors, or alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors of the Company. The election of the aforementioned three nominees require the affirmative vote of a majority of the shares present at the 2001 Annual Meeting, represented either in person or by proxy.

         The following is certain biographical information about the three nominees:

Charles E. McEwan. Mr. McEwan is the President and Director of the Company. Since 1972, he has been successful in founding small companies and making them successful through management and private and public financing. From 1994 through 1997, he founded and was President of AirWave Corporation. In 1987, Mr. McEwan was a member of the Board of Directors and a founder of RasterOps. From 1972 through 1988, he founded and was President of Ramtek Corporation. Mr. McEwan was employed as the marketing manager of Data Disk in Palo Alto, California, from 1969 through 1972, and was a computer programmer for Ford Aerospace from 1959 through 1969. He served from 1953 through 1955 in the United States Army; after this he attended San Francisco City College and University of New Mexico, Albuquerque.

David J. Kimber. Mr. Kimber is the Vice President, Marketing, and Director of the Company. Mr. Kimber has directed the Company's marketing efforts since April, 1995. He served as Director of Marketing for Nevada Energy Control Systems, Inc., the Company's predecessor ("NECSI"), from June, 1995 through March, 1998. From 1990 through 1997, he was a self-employed marketing consultant. Mr. Kimber has experience in general business management, strategic planning, project development, budgeting and advertising. He holds a BS in Business Administration and Finance from California State University, Hayward.

Allan E. Schrum. Mr. Schrum is the Vice President, Engineering, and Director of the Company. He is the co-inventor of the Company's product, and was responsible for obtaining the U.S. patent on the product. Mr. Schrum's professional experience spans more than 30 years as an innovative manager and engineer in the electronic and electromechanical industries. He has been responsible for the direction of research and development, engineering, manufacturing and new product introduction as well as corporate budget planning and staffing. He was President of NECSI from January 1996 through March, 1998, and was Vice President, Engineering of NECSI from February, 1992 through January, 1996.

         The following table sets forth certain information with respect to all existing directors, nominees for directors and executive officers of the Company.

                             DIRECTOR           POSITION AND
      NAME          AGE        SINCE               OFFICE
-------------------------------------------------------------------------------
Charles E. McEwan    65      Inception    President, Director
Robert L. Schlick    60   September 2000  Executive Vice President
David J. Kimber      42      Inception    Vice President/Marketing, Director
Allan E. Schrum      60      Inception    Vice President/Engineering, Director
Clare C. Schrum      59      Inception    Secretary, Chief Financial Officer

         A director's regular term is for a period of one year and until the next Annual Meeting of Shareholders and his or her successor is duly elected and qualified. An officer's regular term is for a period of one year, expiring at the next annual meeting of the Board of Directors or when his or her successor is elected and qualified.

COMPENSATION OF OUTSIDE DIRECTORS

         There are no independent, or "outside" directors of the Company. Independent or "outside" directors do not receive cash compensation for attending meetings of the Board of Directors. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings and on any business related to the Company.

         There are no family relationships among any of the Company's existing directors. During 2000, the Board of Directors held five meetings. Each director nominee attended 75% or more of the total number of meetings held during the period for which he has been a director or served on a committee or committees of the Board and of committees of which he was a member.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

         The Company is not aware of any material legal proceedings involving any director, director nominee, promoter or control person including criminal convictions, pending criminal matters, pending or concluded administrative or civil proceedings limiting one's participation in the securities or banking industries, or findings of securities or commodities law violations.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND TRANSACTIONS WITH MANAGEMENT, DIRECTORS, AND AFFILIATES

         There have been no transactions since the beginning of fiscal year 2000 or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of the Company's stock have or will have any direct or indirect material interest. The Company does not currently have any policy toward entering into any future transactions with related parties.

PROPOSAL NUMBER ONE CALLS FOR THE ELECTION OF MR. CHARLES E. McEWAN, MR. ALLAN
E. SCHRUM AND MR. DAVID J. KIMBER TO THE COMPANY'S 2001 BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER ONE.

B.       PROPOSAL NUMBER TWO - RATIFICATION OF THE APPOINTMENT OF AUDITOR

         The Board of Directors approved on January 4, 2001 the appointment of the Company's certified public accountant, William Lindberg, CPA. The Board of Directors recommends that the stockholders vote FOR this proposal.

C.       PROPOSAL NUMBER THREE - ADOPTION OF COMPANY STOCK OPTION PLAN

         In October, 2000, the Company's Board of Directors unanimously approved the Company's 2000 Stock Option Plan (the "2000 Plan"). The purpose of the 2000 Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide such employees, officers, directors and consultants with an incentive to enhance stockholder returns. The full text of the 2000 Plan appears as Exhibit A to this Proxy Statement and the description of the 2000 Plan herein is qualified by reference to Exhibit A.

DESCRIPTION OF THE 2000 PLAN

         The 2000 Plan provides for the grant to directors, officers, employees and consultants of the Company (including its subsidiaries) of options to purchase up to an aggregate of 330,000 shares of Common Stock. The 2000 Plan may be administered by the Board of Directors or a committee of the Board of Directors (in either case, the "Committee"), which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 2000 Plan. Options granted under the 2000 Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

         The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2000 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2000 Plan at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year.

         Subject to the limitations contained in the 2000 Plan, options granted under the 2000 Plan will become exercisable at such times and in such installments (but not less than 20% per year) as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable, and may also provide the option expires immediately upon termination of employment for any reason. No option held by directors, executive officers or other persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be exercised during the first six months after such option is granted.

         Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were then exercisable would terminate three months (three years in the case of termination by reason of death or disability) following termination of employment. Any options which were not exercisable on the date of such termination would immediately terminate concurrently with the termination of employment.

         The Board of Directors may at any time amend, alter, suspend or terminate the Plan. No amendment, alteration, suspension or termination of the Plan will impair the rights of any optionee, unless mutually agreed otherwise between the optionee and the Committee, which agreement must be in writing and signed by the optionee and the Company. Termination of the Plan will not affect the Committee's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

         Options granted under the 2000 Plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 2000 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 2000 Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 2000 Plan is effective for ten years, unless sooner terminated or suspended.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Incentive stock options granted under the 2000 Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

         All other options granted under the 2000 Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Recently enacted legislation provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

         The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

PARTICIPATION IN THE 2000 PLAN

         All of the Company's executive officers, directors and employees of the Company and its subsidiary will be eligible to participate in the 2000 Plan. The Company has not granted any options yet under the 2000 Plan.

         The above proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

D.       OTHER BUSINESS

         NO BUSINESS, OTHER THAN AS SET FORTH HEREIN, IS EXPECTED TO COME BEFORE THE 2001 ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF THE SHAREHOLDERS ARISE, INCLUDING ANY QUESTION RELATED TO ANY ADJOURNMENT OF THE MEETING, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THEREON ACCORDING TO THEIR BEST JUDGMENT AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS.

E.       SHAREHOLDER PROPOSALS

         ANY APPROPRIATE PROPOSAL SUBMITTED BY A SHAREHOLDER OF THE COMPANY AND INTENDED TO BE PRESENTED AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS MUST BE RECEIVED BY THE COMPANY BY JUNE 4, 2001, TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT, AND RELATED PROXY SOLICITATION MATERIALS, FOR THE COMPANY'S 2001 ANNUAL MEETING OF SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000.

                 VI. ANNUAL REPORT TO SHAREHOLDERS: FORM 10-KSB

         A copy of the Company's Annual Report for the year ended December 31, 2000 on Form 10-KSB, is available from the Securities and Exchange Commission website. The Company will furnish, without charge, to each person whose proxy is being solicited, and to any shareholder of the Company, upon written request of any such person, a copy of the Company's Annual Report of Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, including all financial statements and financial statement schedules thereto. The Company will also furnish to any such person any exhibit included in the list accompanying the Form 10-KSB, upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibits. Requests for copies of such report, and/or exhibits, should be directed to Mr. Charles E. McEwan, Chief Executive Officer, at the Company's principal executive offices.


BY ORDER OF THE BOARD OF DIRECTORS,

 /s/ Charles E. McEwan
---------------------------------
 Charles E. McEwan, Chairman
 Indio, California, June 5, 2001

                                      PROXY

         The undersigned shareholder of Advanced Refrigeration Technologies, Inc., (the "Company") hereby appoints Charles McEwan or, failing him, Allan Schrum, or, failing both of them, David Kimber, as proxy holder of the undersigned to attend the annual general meeting of the Company to be held on June 22, 2001 and any adjournment thereof with authority to act and vote thereat for and on behalf of the undersigned and directs the proxy holder to vote the common shares held by the undersigned in respect of the matters indicated below as follows:

   PROPOSAL ONE: TO ELECT AS DIRECTORS

     _______ FOR ALL NOMINEES RECOMMENDED by the Board of Directors,
             as listed: Charles McEwan, Allan E. Schrum and David J. Kimber _______ AGAINST THE RECOMMENDED DIRECTORS
     _______ ABSTAIN

   PROPOSAL TWO: TO RATIFY THE APPOINTMENT OF AUDITOR William D. Lindberg, CPA

     _______ FOR THE RECOMMENDED AUDITOR by the Board of Directors,
     _______ AGAINST THE RECOMMENDED AUDITOR
     _______ ABSTAIN

   PROPOSAL THREE: TO ADOPT THE COMPANY'S 2000 STOCK OPTION PLAN:

     _______ FOR THE PROPOSED PLAN
     _______ AGAINST THE PROPOSED PLAN
     _______ ABSTAIN

         INSTRUCTION: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, please sign in full corporate name by the duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE TODAY.

Executed this ____day of __________, 2001.

 ----------------------------                         ------------------------
 Name of Shareholder                                  Signature of Shareholder
 ----------------------------                         ------------------------
 Address (if different from above)                    Signature of Shareholder

 ----------------------------

 ----------------------------                         ------------------------
 Share Certificate No.                                Number of Shares voted

--------------------------------------------------------------------------------
         NOTE: THIS PROXY REPLACES ANY YOU MAY HAVE RECEIVED PREVIOUSLY.
--------------------------------------------------------------------------------

                                    EXHIBIT A

                     ADVANCED REFRIGERATION TECHNOLOGY, INC.
                             2000 STOCK OPTION PLAN

         1. PURPOSES OF THE PLAN. There of this Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

         (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

         (f) "Common Stock" means the Common Stock of the Company.

         (g) "Company" means Advanced Refrigeration Technology, Inc. , a Nevada corporation.

         (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

         (i) "Director" means a member of the Board of Directors of the Company.

         (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

         (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider (defined below) shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (q) "Option" means a stock option granted pursuant to the Plan.

         (r) "Option Grant" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Grant is subject to the terms and conditions of the Plan.

         (s) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

         (t) "Optioned Stock" means the Common Stock subject to an Option.

         (u) "Optionee" means the holder of an outstanding Option granted under the Plan.

         (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (w) "Plan" means this Advanced Refrigeration Technology, Inc. 2000 Stock Option Plan.

         (x) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

         (y) "Service Provider" means an Employee, Director or Consultant.

         (z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

         (aa) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 330,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4. ADMINISTRATION OF THE PLAN.

         (a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

                  (i) to determine the Fair Market Value;

                  (ii) to select the Service Providers to whom Options may from time to time be granted hereunder;

                  (iii) to determine the number of Shares to be covered by each such award granted hereunder;

                  (iv) to approve forms of Option Grants for use under the Plan;

                  (v) to determine the terms and conditions, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

                  (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

                  (viii) to initiate an Option Exchange Program;

                  (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                  (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                  (xi) to construe and interpret the terms of the Plan and awards granted and pursuant to the Plan.

         (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

         5. ELIGIBILITY.

         (a) Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

         (b) Each Option shall be designated in the Option Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (c) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

         6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

         7. TERM OF OPTION. The term of each Option shall be stated in the Option Grant; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Grant.

         8. OPTION EXERCISE PRICE AND CONSIDERATION.

         (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                  (i) In the case of an Incentive Stock Option

                           (A) granted to an Employee who, at the time of grant
of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                           (B) granted to any other Employee, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Nonstatutory Stock Option

                           (A) granted to a Service Provider who, at the time of
grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                           (B) granted to any other Service Provider, the per
Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (l) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9. EXERCISE OF OPTION.

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Grant. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Grant) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Grant and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Grant (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Grant). In the absence of a specified time in the Option Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Grant (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Grant). In the absence of a specified time in the Option Grant, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Grant (or at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Grant) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Grant, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. NON-TRANSFERABILITY OF OPTIONS. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR ASSET SALE.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

         (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         13. AMENDMENT AND TERMINATION OF THE PLAN.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

         (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         14. CONDITIONS UPON ISSUANCE OF SHARES.

         (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         15. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         17. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

         18. INFORMATION TO OPTIONEES AND PURCHASERS. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.